UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Whippany Road, Morristown, NJ		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.03 below with respect to the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership

Chapter 11 Filing

On December 27, 2019 (the “Petition Date”), Melinta Therapeutics, Inc. (the “Company”) and its debtor subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Melinta Therapeutics, Inc., et al. (Case No. 19-12748). The Debtors will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”), including to: (a) authorize the Debtors to continue using their existing cash management system, (b) authorize the Debtors to pay prepetition wages, compensation and employee benefits, (c) authorize the Debtors to maintain existing insurance policies and pay related obligations, (d) authorize the Debtors to pay prepetition certain taxes, (e) authorize the Debtors to pay their utility companies and provide adequate assurance of payment to those utility companies, (f) authorize the Debtors to pay prepetition claims of certain critical vendors, (g) authorize the Debtors to continue customer programs, (h) establish procedures and certain restrictions for trading in the Debtors’ equity securities, and (i) authorize the use of cash collateral.

Restructuring Support Agreement

On December 27, 2019, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with the lenders under the Deerfield Facility (as defined below) (collectively, the “Supporting Lenders”). Among other things, the Restructuring Support Agreement provides that the Supporting Lenders will support the Debtors’ restructuring efforts as set forth in, and subject to the terms and conditions of, the Restructuring Support Agreement. The Restructuring Support Agreement also provides that the Supporting Lenders will consent to the Debtors’ use of cash collateral pursuant to the proposed form of order governing the Debtor’s use of cash collateral, under which the Supporting Lenders will receive administrative and priority status for adequate protection claims equal in amount to the aggregate diminution in the value of the Supporting Lenders’ prepetition security interests in the debtors’ collateral. In exchange, the Debtors have agreed to seek approval of a plan of reorganization and complete their restructuring efforts subject to the terms, conditions, and milestones contained in the Restructuring Support Agreement and otherwise comply with the terms and requirements set forth in the Restructuring Support Agreement. The plan of reorganization contemplated by the Restructuring Support Agreement would provide for the exchange of certain claims of the Supporting Lenders under the Deerfield Facility for 100% of the equity in the reorganized Company. The Restructuring Support Agreement contains customary conditions, representations, and warranties of the parties and is subject to a number of conditions, including, among others, the accuracy of the representations and warranties of the parties and material compliance with the obligations set forth in the Restructuring Support Agreement.

On the Petition Date, the Debtors’ also filed a motion seeking approval of bidding and sale procedures related to the sale of the Debtors’ assets or business (the “Bidding Procedures”), pursuant to which the Debtors will subject the transaction contemplated by the Restructuring Support Agreement to competitive bidding. As set forth in detail in the Bidding Procedures, the Debtors will consider proposals structured as either an acquisition of the equity interests of the reorganized Company pursuant to a plan of reorganization (a “Plan Sale”) or an acquisition of assets pursuant to section 363 of the Bankruptcy Code (a “Section 363 Asset Sale”). Upon receipt of the bids and in connection with the Bidding Procedures, the Debtors (in consultation with the Consultation Parties (as defined in the Bidding Procedures)) will review all qualified transaction proposals, conduct an auction (if warranted), and determine whether to proceed with the transaction with the Supporting Lenders as set forth in the Restructuring Support Agreement or to pursue a third-party bid.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On December 27, 2019, the Company issued a press release announcing that the Debtors had entered into the Restructuring Support Agreement and filed petitions to initiate the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated Company’s obligations, as applicable, under the following debt instruments (the “Debt Instruments”):

•

Facility Agreement, dated as of January 5, 2018 (as amended or supplemented from time to time, the “Deerfield Facility”), by and among the Company, certain of the Company’s subsidiaries party thereto as guarantors, the Supporting Lenders, and Cortland Capital Market Services LLC, as agent for the secured parties; and

•

Senior Subordinated Convertible Loan Agreement, dated as of December 31, 2018 (as amended or supplemented from time to time), by and among the Company, certain of the Company’s subsidiaries party thereto as guarantors, Vatera Healthcare Partners LLC and Oikos Investment Partners LLC (formerly known as Vatera Investment Partners LLC).

The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal, interest and all other amounts due thereunder shall be immediately due and payable.

Any efforts to enforce the payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the commencement of the Chapter 11 Cases, the Company has approved, subject to approval by the Court, a key employee incentive plan (the “KEIP”), which is designed to maximize the value of the Debtors’ estates. The KEIP provides incentive payments to seven key employees (the “KEIP Participants”) based on the value realized by the Company in connection with the transaction contemplated by the Restructuring Support Agreement or a higher or otherwise better transaction offer obtained in accordance with the Bidding Procedures (each, a “Transaction”). The KEIP Participants include, among others, Jennifer Sanfilippo, interim Chief Executive Officer; Peter Milligan, Chief Financial Officer; and Dr. Sue Cammarata, Chief Medical Officer.

The KEIP is tailored to facilitate a competitive Transaction process by aligning payments to KEIP Participants with the value ultimately achieved in a Transaction. Payments under the KEIP are based on a Transaction’s total value and are calculated based on milestones achieved by completing the Transaction at a range of increasing values. In particular, the KEIP includes reward milestones for closing a Transaction at the following values: (a) a “Threshold Value” equal to the value of the Transaction contemplated by the Restructuring Support Agreement; (b) a “Turning Point Value” equal to the Threshold Value plus $3 million; (c) a specified “Target Value”; and (d) a specified “Maximum Total Value.”

The aggregate potential award opportunity for a Transaction at the Threshold Value is $200,000. Only the Company’s interim Chief Executive Officer and Chief Financial Officer are eligible for an award for a Transaction at the Threshold Value. At the Turning Point Value, the aggregate potential award opportunity for all KEIP Participants is $388,000; at the Target Value, the aggregate potential award opportunity for all KEIP Participants is $1,477,000; and at the Maximum Total Value, the aggregate potential award opportunity for all KEIP Participants is $3,316,000. If the Company does not consummate a Transaction equal to or greater than the Threshold Value, the KEIP Participants will not receive an award.

The potential payouts under the KEIP to each of the Company’s interim Chief Executive Officer and Chief Financial Officer range from $100,000 for a Transaction at the Threshold Value to $1,191,000 for a Transaction at the Maximum Total Value. The potential payout under the KEIP to the Company’s Chief Medical Officer range from $2,000 for a Transaction at the Turning Point Value to $124,000 for a Transaction at the Maximum Total Value.

In the event a KEIP Participant is terminated involuntarily due to job elimination, death, or permanent and total disability after the applicable Transaction agreement is signed, but before the Transaction proceeds are received, or in the event that a KEIP Participant is transferred to a buyer, the KEIP payment would be made at the same time as payment to the other KEIP Participants. If a KEIP Participant is terminated involuntarily due to job elimination, death, or permanent and total disability before the applicable Transaction agreement is signed, that KEIP Participant will receive a pro rata portion of the KEIP, consistent with the proportion of time worked relative to the total time of the Debtors’ Chapter 11 Cases and based on the actual total value of the Transaction. If a KEIP Participant decides to depart prior to the closing of a Section 363 Asset Sale or confirmation of a plan of reorganization that provides for a Plan Sale, a replacement participant may be added to the KEIP, subject to the Court-approved maximum KEIP cost. Termination for cause or voluntary termination would result in forfeiture of KEIP payments.

The Debtors will file a motion with the Court in the Chapter 11 Cases seeking approval of the KEIP (the “KEIP Motion”). The Debtors will not make payments to KEIP Participants unless and until the Court has entered an order authorizing the KEIP.

The foregoing description of the KEIP does not purport to be complete and is qualified in its entirety by reference to the forthcoming KEIP Motion.

Item 8.01 Other Events

The Debtors, in consultation with their advisors, undertook a strategic review of their business in 2019 and came to the decision that it was necessary to reduce their workforce in order to maximize value. As such, on December 12, 2019, the Debtors undertook a reduction-in-force of approximately 60 employees, resulting in the elimination of sales employee positions related to Baxdela, as well as certain other positions, generally effective February 14, 2020.

* * * * *

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. As noted, the transaction specified in the Restructuring Support Agreement contemplate that existing equity interests in the Company would be cancelled and that the holders thereof will neither receive nor retain any property on account thereof. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: the Company’s strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company’s businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company’s businesses; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its businesses; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the Restructuring Support

Agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company’s ability to conduct business as usual in the United States and worldwide; the Company’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company’s ability to continue to pay suppliers and vendors; the ability to control costs during Chapter 11 proceedings; the risk that the Company’s Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the time, terms and ability to receive approval of the KEIP; risks and uncertainties with performing under the terms of the KEIP; the impact of the KEIP on the total value of any Transaction; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an acquisition pursuant to a plan of reorganization or Section 363 Asset Sale; the Company’s ability to execute on its reduction-in-force plan; the Company’s long-term outlook; the Company’s preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Court; negotiations with the Company’s debtholders, the Company’s creditors and any committee approved by the Court; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the Restructuring Support Agreement and any other financial arrangement while in Chapter 11 proceedings; negotiations with the Supporting Lenders and/or third-party bidders on a potential acquisition pursuant to a plan of reorganization or Section 363 Asset Sale; the approval by the Court of the KEIP; the Company’s ability to implement its reduction-in-force plan; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations and, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2019, August 9, 2019, and November 12, 2019 and Form 10-K filed with the SEC on March 14, 2019, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Restructuring Support Agreement, dated December 27, 2019, by and between the Debtors and the Supporting Lenders.

99.1	Press Release, dated December 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELINTA THERAPEUTICS, INC.

By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer

Dated: December 27, 2019